ARTIST RECORDING AGREEMENT


    AGREEMENT made this 26th day of September, 2000, between Bodyguard Records.com, Inc., a Delaware corporation with an office at 138 Fulton Street, New York, New York 10038 (herein called "Company") and June individually known as Neil Steinke, John Zadeh, Gary Bonneau and William McGonagle (herein called "Artist") for the tendering of personal services in connection with the production of Commercial Sound Records. The Artist's obligations under this Agreement are joint and several. All references to "Artist" includes all members of the group inclusively and each member individually, unless specified.

1.   The Agreement

The Company hereby engages Artist's exclusive personal services as a recording artist in connection with the production of commercial sound recordings. Artist hereby accepts such engagement and agrees to render such services exclusively for Company during the term hereof and all extensions and renewals. "Commercial sound recordings" "record(s)" or "album(s)" will be defined in this Agreement as compact discs, cassettes, or any other pre-recorded music technology now known, or not yet known.

2.   Term and Scope

The Term of this Agreement shall be for the commercial release of an initial album featuring ten (10) songs. Artist grants Company two (2) additional options to release a second & third record if Company so desires. Each option may be exercised, if at all, by Company's giving Artist written notice of such exercise within twelve (12) months from the date the proceeding record was commercially released. The Scope of this Agreement is the Universe.

3.   Release Information

The Company promises to manufacture and release the initial album on or before December 31, 2001. The record may be released for sale to the public in one of two ways; A) An "Internet only" release via digital downloads or B) A "Traditional" Compact Discs release, along with Internet digital downloads. This decision will be made solely by the Company. Either method of release would be supported with promotion and marketing campaigns.

4.   Recording & Exclusivity

During the term of this Agreement, Artist will, at mutually convenient times, come to and perform at the Company's recording studios for the purpose of recording songs. During the term of this Agreement, Artist will not perform, for the purpose of making records, for anyone other than Company. Artist will not authorize or permit the use of Artist's name, likeness, or other identification


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for the purpose of distributing, selling, advertising, or exploiting records for anyone other than Bodyguard Records.com. Furthermore, Artist shall make no other new sound recording available to the public in its entirety via the Internet either as a free Download or via Streaming without Company's prior written consent.

5.   Rights Of The Company

In consideration of this Agreement and without further payment than as herein provided for yourself, you grant to the Company, its associates, subsidiaries and nominees (1) the right to manufacture, advertise, sell, lease, license or otherwise use or dispose of in any or all fields of use, throughout the world, or to refrain therefrom, throughout the world or any part thereof, records embodying the performances to be recorded hereunder, upon such terms and conditions as the Company may approve; (2) the right to use your name and photograph if desired, in connection with the exploitation of said records; and
(3) all rights in and to the master tapes and records, and the use and control thereof, upon which are reproduced the performances to be recorded hereunder.

6.   Artist Royalties / Traditional Compact Discs

The Company will pay the Artist for the rights granted herein and the services to be rendered hereunder by Artist a royalty of one dollar & fifty cents U.S. ($1.50) for each Traditional, Compact Disc manufactured and Sold throughout the world by the Company or its associates or subsidiaries, after recoupment, as defined in this Agreement. As used herein the term "Sold" will be defined as "payment has been received by Company and Company's account has been credited." The following shall apply:

     This royalty shall increase to Two Dollars U.S. ($2.00) for each record sold over 100,000 units, beginning with unit 100,001;

     This royalty shall increase to Two Dollars & Twenty-Five Cents U.S. $2.25) for each record sold over 200,000 units, beginning with unit 200,001;

     This royalty shall increase to Two Dollars & Fifty Cents U.S. ($2.50) for each record sold over 300,000 units, beginning with unit 300,001; and

     For  each  record  that  Artist   sells   directly  to  consumers  at  live
     performances, Artist will receive Three Dollars U.S. ($3.00).

7.   Artist Royalties / Derived From Consumer Paid Digital Downloads

The Company will pay the Artist for the rights granted herein and the services to be rendered hereunder by Artist a royalty of One Dollar (U.S.) ($1.00) for each whole, complete album Sold via Internet Digital Download, throughout the world by the Company or its associates or subsidiaries, after recoupment, as defined in this Agreement. "Sold" will be defined as "payment has been received by Company and Company's account has been credited."



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     This royalty shall increase to One Dollar & Twenty-Five  Cents U.S. ($1.25)
     for each digital download sold over 100,000 units, beginning with unit 100,001; and

     This royalty shall increase to One Dollar and Fifty Cents U.S. ($1.50) for each digital download sold over 200,000 units, beginning with unit 200,001.

8.  Free Downloads

The Company may at some point, elect to allow consumers an opportunity to digitally download one song by the Artist for free, as part of a promotional campaign. No compensation shall be paid to Artist for any free digital downloads. DigitaPhono recordrd Delivery shall be defined in this Agreement as the transmission from a web site of a sound recording saved as a computer file, using compression techniques, downloaded in its entirety from a web site directly over the Internet, to the home computer of a consumer.

9.   Mechanical Royalties

The royalty paid to Artist after recoupment shall be inclusive of any mechanical royalties and any other fees to which artist may be entitled. Royalties earned by the Artist via traditional compact disc sales or via Digital Download will be "all in" and will include any mechanical royalties. The royalty scale covered in Clauses Six and Seven of this Agreement shall be deemed to have satisfied any mechanical license fee obligations.

10.  Recoupment

Recoupment will be defined in this Agreement as meaning that the Company is paid back (reimbursed) for any expenses incurred on behalf of the Artist. Recoupable items will be defined in Clause 16 of this Agreement.

11.  Music Publishing

Company and Artist shall negotiate in good faith a separate Agreement regarding Music Publishing.

12.  Video Tape and DVD Releases

If Company should choose to film, manufacture and commercially release a VHS video tape, DVD, or other audio/visual medium now known or not yet known, of Artist, Artist will be paid a royalty of Three Dollars U.S. ($2.50) for each unit manufactured and sold throughout the world by the Company or its associates or subsidiaries.

13.  Foreign Royalties

All royalties earned from foreign markets outside of the U.S. will be computed in the national currency of the country to which the retail selling price so


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elected applies, and will be paid to Artist in U.S. currency at the same rate of exchange as Company is paid.

14.   Royalty Exemptions

No royalties will be paid to Artist on records given away for promotional purposes to fan club contest winners, disc jockeys, magazines, newspapers, radio stations and television outlets, etc. Furthermore, Artist will not receive royalties on any records that are returned from a distributor or that are damaged in shipping, and no longer deemed fit for sale to the public.

15.   Payment of Royalties

Payment of accrued royalties shall be made semi-annually within sixty (60) days after the first day of June and December. The Company, however, shall have the right to deduct from the amount of any statements, or accounts of royalties due, the amount of royalties previously paid to Artist for records subsequently returned, (either as defective or on an exchange proposition.) Furthermore, royalties will not be paid to Artist until the Company has been fully recouped. In this Agreement, "recoup" will again be defined as "paid back" for all expenditures that were incurred on behalf of Artist. Company will provide Artist with a detailed schedule of all recoupable costs.

16.   Recoupable Expenses

Recoupable expenses are, without limitation, one-hundred percent (100%) of: (i) recording studio time, (which will be billed at fifty ($50.00) dollars per hour for recording, mixing and remixing time), mastering services, compact disc manufacturing, engineering fees, graphic design, photography, advances, salary or financial compensation of any kind; and (ii) as well as food, fuel and accommodation expenses during promotional appearances and touring, and 50% of the cost of a promotional video & cable television commercial, (if Company elects to film a promotional video and/or cable television commercial.) Company will choose, hire and pay the producer, the recording studio and session musicians (if applicable.)

17.  Objections To a Royalty Statement

If Artist objects to a particular royalty statement, Artist may, at any time within one (1) year after the royalty statement is submitted to Artist, notify Company in writing, via U.S. Mail of Artist's intentions to examine the books and records of Company. Artist must inform Company specifically what is being questioned. Artist may hire at his or her own expense a Certified Public Accountant to assist in the auditing process. The examination will take place at the Company's office, during regular business hours, within thirty (30) days of receiving the request from Artist. Company will present the books and records which are necessary to verify the accuracy of the information in the royalty statement that Artist is questioning. Company shall have no obligation to produce said books and records more than once with respect to each statement rendered to Artist, nor more than once in any calendar year.



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18.  Artist's Obligations, Etc.

The Artist hereby warrants that Artist has no oral or written obligations contracts, or agreements of whatever nature entered into prior to the signing of this Agreement which are now in force and binding and which would in any way interfere with carrying out this Agreement to its full intent and purpose. The Artist also warrants that Artist is under no disability, restriction or prohibition with respect to Artist's right to execute this Agreement.

19.  Additional Warranties

The Artist also hereby warrants:

     A. That no materials submitted by Artist will violate any law, or violate or infringe upon the rights of any person, including, without limitation, contractual rights, intellectual property rights, publicity and privacy rights and the rights against libel, defamation and slander;

     B. That the Master Sound Recording was not recorded within the jurisdiction of any collective bargaining agreement, including without limitation, the American Federation of Musicians and the American Federation of Television and Radio Artists, and if recorded within such jurisdiction, Artist shall be responsible for all Union Agreement mandated fees resulting from the recording or uses permitted to the Company under this Agreement;

     C. That the use of Artist's name(s), likenesses and biographies shall not infringe upon the rights of any person or entity, and that Artist has conducted or caused to be conducted a professional trademark search to ensure the availability of the name(s); and

     D. Artist shall be solely responsible for all royalties payable to any outside songwriters and/or outside music publishers whose material may be recorded by Artist and released by Company. (If the Artist uses material written by outside songwriters);

20.   Rights and Ownership Regarding The Master Tapes

Artist acknowledges that Company is the sole and exclusive owner of all Masters Tapes. Said ownership entitles Company among other things to:

     A. The exclusive and ownership of all duplicates of the masters and records manufactured therefrom and the right to use and control the same and the performances embodied therein;

     B. The exclusive right throughout the world to manufacture, advertise, sell, lease, license, synchronize with any medium, or otherwise use or


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          dispose of masters and compact  discs  manufactured  from or embodying all or any part of the contents of the masters, or to refrain therefrom, in any and all fields of use throughout the world upon such terms and conditions as Company may determine, including the use of the songs in audio or audiovisual commercial advertisements, motion picture films, television, radio or to synchronize with visual images in any form and by any method now or hereafter known.;

     C. The perpetual right to use and publish and to permit others to use and publish the names (including any professional names heretofore adopted), likenesses of and biographical material concerning Artist and all of the performers who recorded the masters, for advertising and trade purposes in connection with the sale and exploitation of the masters and compact discs produced from the masters, or to refrain therefrom;

     D. The right to release records manufactured from the masters under the name of Bodyguard Records.com or any other such trade name or mark as Company may elect. Artist also understands that the Company may Assign this Agreement to another Party, without needing the consent of the Artist. The Artist however cannot assign its rights and obligations under this Agreement to another Party;

     E. The right to sell and exploit records manufactured from the masters on which performances by other artists are coupled and to sell compact discs manufactured from the masters in albums, which albums may contain pictures, prose and verse and records embodying performances of other artists;

     F. Company's ownership and rights with respect to the masters shall extend to all tapes and other physical devices embodying performances made at recording sessions held pursuant to the terms of this Agreement;

     G. Company shall have the exclusive right to use and license others to use any artwork created by Company in connection with compact discs, singles and twelve inch (12") singles manufactured from masters delivered hereunder in connection with merchandise of any sort;

     H. Company shall have the unlimited, exclusive rights, throughout the universe to publicly perform or to permit the public performance of the Master Sound Recording by means of radio broadcast, cable transmission, satellite transmission, television broadcast or any other method now or hereafter known, including, without limitation, digital downloading or streaming media delivery; and

     I. Company hereby declares ownership of the Sound Recording copyrights. This is to be distinguished from the copyrights in the underlying


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          musical compositions recorded by the Artist. Artist shall at all times
          retain  the  ownership  of  the   Copyrights  in  the  named  original
          compositions, as embodied in the above Master Sound Recording(s) contemplated in this Agreement.

21.  Artist Merchandise

Company shall also have the exclusive right to use and license others to use any other materials created by or furnished by Company and any materials paid for, in whole or in part, by Company, in connection with Artist Merchandise of any sort. Company shall pay to Artist fifty (50%) percent of all net receipts received by Company in respect of any such merchandise uses. (Such as the sale of T-Shirts, tour books, hats, keychains, posters, jackets, etc.) As used herein, net receipts shall mean gross receipts less all expenses incurred by Company in connection therewith and any third party payments, such as payments to copyright proprietors, vendors, manufacturers and/or distributors.

22.  Artist Availability To Company

From time to time at Company's request, and at a time that is mutually acceptable by both Parties, Company shall cause Artist to:

     A.   Appear for photography, artwork and similar reasons;

     B. Appear for interviews with representatives from newspapers, magazines, radio stations, etc;

     C. Confer and consult with Company regarding Artist's performances hereunder and other matters which may concern the parties hereto. Artist will also be available for personal appearances on radio and television and elsewhere, and to record interviews, spot announcements and trailers, all for the purpose of advertising, promoting, publicizing and exploiting compact discs hereunder and for other general public relations and promotional purposes related to the record business of Company, or its subsidiary and related companies;

     D. Artist shall not be entitled to any compensation from Company for such services, other than reasonable and fair travel and accommodation reimbursement. These expenses must be approved by Company, in writing, prior to the promotional appearance;

     E. Artist shall perform live at London Underground Studio in New York, and hereby grants to Company the permission to record said live performance for use on the Company's web site, and in Artist's promotional campaign as well. Artist will also film a one hour Interview at that time for similar purposes. The time and date for this live performance and interview will be mutually agreed upon by both Parties, with neither Party acting unreasonably in the selection of a time and date; and

     F. Artist will also participate in one or two Internet "Chats" per year with visitors to the Company's web site or via a designated chat partner. Each "chat" session shall not be more than one (2) hours in duration. The time and date for the chats will be mutually agreed upon by both Parties, with neither Party acting unreasonably in the selection of a time and date.

23.   Artist Impairment

If Artist's ability to perform as vocalists or musicians should be materially impaired, or if Company or Artist should fail, refuse or neglect to comply with any of their respective obligations hereunder, then, and in addition to any other rights or remedies which Company may have, Company may elect to terminate this Agreement by notice in writing and shall thereby be relieved of any liability.

24.   Continuing Rights

No termination of this Agreement (whether by Artist or Company) shall in any way limit or curtail any of Company's rights, title, interest or privileges to or in connection with any of the results and proceeds of the Company's and/or the Artist's endeavors under this Agreement, or any rights or privileges of the Company which continue after the term of this Agreement.

25.  Refusal Or Failure Of The Artist

If any member of Artist refuses, neglects or fails to perform with the other member(s) of Artist hereunder, Company may, by notice in writing to Artist, terminate the term of this Agreement or the engagement of the member(s) of Artist who so refuses, neglects or fails to perform. The member(s) of Artist whose engagement is terminated shall not use the Artist's professional name in any commercial, musical or artistic endeavor. Artist's professional name shall be and remain the property of the member(s) of Artist whose engagement is not terminated. Any person(s)engaged to replace the member(s) of Artist whose engagement is terminated must be mutually agreed upon by Company and Artist. If such agreement cannot be reached, Company may thereafter terminate the term of this Agreement by notice in writing via U.S. Mail.

26.  Leaving Member

If any member ceases to be a member of Artist ("Leaving Member") then in addition to all of its other rights and remedies, Company may, by notice in writing to "Leaving Member" elect to require the "Leaving Member" to record for Company individually upon the same terms and conditions set forth in this Agreement, including without limitation the remaining minimum number of compact discs to be recorded.



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27.  Sampling

No Sampling. Artist agrees that the Master Sound Recording shall not be made by or include any Sampling. ("Sampling" will be defined in this Agreement as the use and reproduction of any pre-existing musical material.)

28.  Synchronization Licenses

Artist hereby authorizes Company to acts as Artist's representation to negotiate on Artist's behalf synchronization licenses of Artist's songs covered by this Agreement for use in film and television. Company shall use good faith efforts when negotiating each third party film or television license deal to ensure that synchronization license fees obtained on Artist's behalf shall be, at minimum, equal to those obtained for the master use license.

29.  Injunctive Relief

In this Agreement, Artist acknowledges and agrees that Artist's services in the music industry are of a special, unique, unusual, extraordinary and intellectual character which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated for in damages in an action at law and that a breach of Artist's obligations under this Agreement will cause irreparable injury and damage to Company, entitling Company to injunctive and seek other equitable relief.

30.   Indemnification

Artist agrees to indemnify Company against, and hold Company harmless from, any and all claims, liabilities, causes of action, damages, expenses, costs of defenses (including reasonable attorney's fees and court costs.) Artist agrees that Company may withhold money otherwise due Artist hereunder in amounts reasonably related to such claim(s) until such time as such claim(s) are reduced to a final judgment by a court of competent jurisdiction or are settled privately between the Parties.

31.  Independent Contractor

The relationship between Company and Artist hereunder shall at all times be that of independent contractor; and nothing contained herein shall render or constitute the parties joint venturers, partners or agents of each other. Neither party shall have the right to execute any contract, or incur any obligation for which the other may be liable, or otherwise bind the other; and neither party shall be liable for any representation, act or omission of the other. This Agreement is made for the sole benefit and protection of the parties hereto and not for the benefit of any third party. No person not a party to this Agreement shall have any right of action hereunder.

32.   Material Breach & Assignment

No failure by Company to perform any of its material obligations under this Agreement shall be deemed a material breach of this Agreement until Artist has given Company written notice of such breach and such breach has not been


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corrected  within sixty (60) days after the giving of such  notice.  Company may assign this Agreement or any part hereof, or any rights hereunder to any person or company. Artist may not assign this Agreement or any rights hereunder to any person or other entity whatsoever.

33.   Agreement Becomes Binding

If adequate Investment Funds are not secured by Bodyguard Records.com to fully implement its Business Plan and Marketing Campaigns by December 31, 2001, Artist will no longer be bound under this Agreement. At Artist's discretion, a three
(3) month extension of this contingency clause may be agreed to in writing and must be signed by both parties. If Artist elects to terminate this Agreement on December 31, 2001, (if adequate funding was not secured by then,) then any Master tapes recorded while under contract with Company will remain the property of Company. Artist would have the option of purchasing said Master tapes from Company for Ten Thousand dollars U.S. ($10,000) with no further compensation to the Company. Once the $10,000 is paid to the Company, the Master Tapes would be transferred to the Artist).

34.   Removal Of Contingency

Once the contingency set forth in Clause 33 is removed (i.e., Investment funds necessary to fully implement its Business Plan and Marketing Campaigns are secured) Artist will be notified in writing. The parties will sign an acknowledgment letter and attach it hereto as Exhibit "A" - representing that the contingency has been removed. Said document will then eliminate the potential "Escape Clause" granted in Clause 33 of this Agreement.

35.   Release From Roster

If Artist does not sell ten-thousand (10,000) compact discs and/or digital downloads within six (6) months from the date said record is commercially released, Company has the option to release Artist from this Agreement, and "drop" Artist from the Company roster. Company also has the option to continue marketing and promoting the Artist for a longer period if Company so desires.

36.  New Jersey Law / Prevailing Party

This Agreement shall be deemed to have been made in the State of New Jersey and its validity, construction, breach, performance and operation shall be governed by the laws of the State of New Jersey applicable to contracts made and to be performed in the State of New Jersey. Should either Party institute legal suit or action for enforcement of any obligation contained in the Agreement, it is agreed that the Venue of such suit or action shall be in the County of Monmouth, State of New Jersey. The prevailing Party in any suit or action between the Parties regarding the Terms of this Agreement, will be entitled to reimbursement of all reasonable attorney's fees and court costs from the non-prevailing Party. Reimbursement must be made within thirty (30) days of the dispute being
resolved,   either   between  the  Parties  or  through  a  court  of  competent jurisdiction.



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37.  Limitation Of Liability

Except as set forth in Clause 30 regarding Indemnification, in no event shall either Party be liable to other the other Party for any incidental, consequential, special, or punitive damages arising out of this Agreement, or its termination, whether a liability is asserted in contract or tort (including negligence and strict product liability) and irrespective of whether such Party has been advised of the possibility of any such loss or damage.

38.  Disclaimer

Company provides all services on a "Best Efforts" basis. The Company makes no warranties with respect to the performance of the services, express or implied, and Company expressly disclaims all other warranties, including but not limited to the implied warranties of non-infringement, merchantability and fitness for a particular purpose. Artist understands that Company is a new independent record company with limited financial resources. The Artist's expectations must remain aware of those limitations.

39.  Notices

All Notices and requests shall be in writing and shall be sent by a recognized overnight courier such as the U.S. Postal Service, Federal Express or United Parcel Service. Notices shall be deemed received by signing for receipt of delivery when sent by overnight courier. Notices shall be sent to the Parties at the address set forth in the signature block below.

40.  This Document is the Entire Agreement

The terms set forth in this Agreement constitute the entire Agreement between Company and Artist. All prior negotiations and understandings being merged herein. Company represents that no person acting or purporting to act on behalf of Company has made any promises or representations upon which Artist has relied, except those expressly found herein. This Agreement may only be altered by a written instrument executed by both Company and Artist. Upon the expiration or termination of this Agreement, the following Clauses of this Agreement shall survive expiration or termination: 30, 31,32, 36, 37, 38, 39, 40, 41.

41.   Acceptance of Terms

 Company and Artist hereby accept and agree to the terms of this Agreement, and acknowledge receipt of this Agreement. Both parties understand and agree that facsimile (fax) signatures shall constitute original signatures for all purposes relating to this Agreement.

WHEREFORE the parties have executed this Agreement as of the day and year first above written.

ACCEPTED AND AGREED TO:


/S/ Eugene Foley
----------------
For The Company

/S/ Neil Steinke
----------------
Artist

/S/ John Zadeh
--------------------------------------------
Artist

/S/ Gary Bonneau
----------------
Artist

/S/ William McGonagle
---------------------
Artist